Exhibit (d)(9)
                                   FORUM FUNDS

                          INVESTMENT ADVISORY AGREEMENT

                                      WITH

                      TRILLIUM ASSET MANAGEMENT CORPORATION

         AGREEMENT made as of the 15th of August, 2000, by and between Forum Funds, a business trust organized under the laws of the State of Delaware with its principal place of business at Two Portland Square, Portland, Maine 04101 (the "Trust"), and Trillium Asset Management Corporation, a corporation organized under the laws of the State of Massachusetts with its principal office and place of business at 711 Atlantic Avenue, Boston, Massachusetts 02111, the ("Adviser").

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, management investment company and may issue its shares of beneficial interest, no par value (the "Shares"), in separate series; and

         WHEREAS, the Trust desires that the Adviser perform investment advisory services for each series of the Trust listed in Appendix A hereto (each, a "Fund" and collectively, the "Funds"), and the Adviser is willing to provide those services on the terms and conditions set forth in this Agreement;

         NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Trust and the Adviser hereby agree as follows:

         SECTION 1.  APPOINTMENT; DELIVERY OF DOCUMENTS

         (a) The Trust hereby employs Adviser, subject to the direction and control of the Board of the Trustees of the Trust (the "Board"), to manage the investment and reinvestment of the assets in each Fund and, without limiting the generality of the foregoing, to provide other services as specified herein. The Adviser accepts this employment and agrees to render its services for the compensation set forth herein.

         (b) In connection therewith, the Trust has delivered to the Adviser copies of: (i) the Trust's Trust Instrument and Bylaws (collectively, as amended from time to time, ("Organizational Documents"); (ii) the Trust's Registration Statement and all amendments thereto filed with the U.S. Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the 1940 Act (the "Registration Statement"); (iii) the Trust's current Prospectuses and Statements of Additional Information of each Fund (collectively, as currently in effect and as amended or supplemented, the "Prospectus"); (iv) each plan of distribution or similar document adopted by the Trust with respect to each Fund under Rule 12b-1 under the 1940 Act ("Plan") and each current shareholder service plan or similar document adopted by the Trust for each Fund ("Service Plan"); and (v) all procedures adopted by the Trust with respect to each Fund, and shall promptly furnish the Adviser with all amendments of or supplements to the foregoing. The Trust shall deliver to the Adviser: (x) a certified copy of the resolution of the Board appointing the Adviser and authorizing the execution and delivery of this Agreement; (y) a copy of all proxy statements and related materials relating to each Fund; and (z) any other documents, materials or information that the Adviser shall reasonably request to enable it to perform its duties pursuant to this Agreement.

         (c) The Adviser has delivered to the Trust (i) a copy of its Form ADV as most recently filed with the SEC and (ii) a copy of its code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act (the "Code"). The Adviser shall promptly furnish the Trust with all amendments of or supplements to the foregoing at least annually.

         SECTION 2.  DUTIES OF THE TRUST

         In order for the Adviser to perform the services required by this Agreement, the Trust (i) shall cause all service providers to each Fund to furnish information to the Adviser, and assist the Adviser as may be required and (ii) shall ensure that the Adviser has reasonable access to all records and documents maintained by the Trust or any service provider to the Trust relevant to each Fund.

         SECTION 3.  DUTIES OF THE ADVISER

         (a) The Adviser will make decisions with respect to all purchases and sales of securities and other investment assets in each Fund. To carry out such decisions, the Adviser is hereby authorized, as agent and attorney-in-fact for each Fund, at the risk of and in the name of each Fund, to place orders and issue instructions with respect to those transactions in securities for the Fund. In all purchases, sales and other transactions in securities and other investments for each Fund, the Adviser is authorized to exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust itself might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transaction, including voting of proxies with respect to securities owned by the Fund.

         The Adviser will provide the services rendered by it hereunder in accordance with the relevant Fund's investment objectives, restrictions and policies as stated in the applicable Prospectus and Statement of Additional Information, provided that the Adviser has actual or constructive notice or knowledge of any changes by the Board to such investment objectives, restrictions or policies.

         When the Adviser places orders for the purchase or sale of securities for the Funds, in selecting brokers or dealers to execute such orders, the Adviser is expressly authorized to consider the fact that a broker or dealer has furnished statistical, research or other information or services for the benefit of each Fund directly or indirectly. Without limiting the generality of the foregoing, the Adviser is authorized to cause each Fund to pay brokerage commissions which may be in excess of the lowest rate available to brokers who execute transactions for the Fund or who otherwise provide brokerage and research services utilized by the Adviser, provided that the Adviser determines in good faith that the amount of each such commission paid to a broker is reasonable in relation to the value of the brokerage and research services provided by such broker viewed in terms of either the particular transaction to which the commission relates or the Adviser's overall responsibilities with respect to accounts as to which the Adviser exercises investment discretion. The Adviser may aggregate sales and purchase orders of the assets of each Fund with similar orders being made simultaneously for other accounts advised by the Adviser or its affiliates. Whenever the Adviser simultaneously places orders to purchase or sell the same asset on behalf of a Fund and one or more other accounts advised by the Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account.

         (b) The Adviser will report to the Board at each meeting thereof as requested by the Board all material changes in each Fund since the prior report, and will also keep the Board informed of important developments affecting the Trust, each Fund and the Adviser, and on its own initiative, will furnish the Board from time to time with such information as the Adviser may believe appropriate for this purpose, whether concerning the individual companies whose securities are included in each Fund's holdings, the industries in which they engage, the economic, social or political conditions prevailing in each country in which each Fund maintains investments, or otherwise. The Adviser will also furnish the Board with such statistical and analytical information with respect to investments of each Fund as the Adviser may believe appropriate or as the Board reasonably may request. In making purchases and sales of securities and other investment assets for each Fund, the Adviser will bear in mind the policies set from time to time by the Board as well as the limitations imposed by the Organizational Documents and Registration Statement, the limitations in the 1940 Act, the Securities Act, the Internal Revenue Code of 1986, as amended, and other applicable laws and the investment objectives, policies and restrictions of the Fund.

         (c) The Adviser will from time to time employ or associate with such persons as the Adviser believes to be necessary or appropriate to assist in the execution of the Adviser's duties hereunder, the cost of performance of such duties to be borne and paid by the Adviser. No obligation may be incurred on the Trust's behalf in any such respect.

         (d) The Adviser will report to the Board all material matters related to the Adviser. On an annual basis, the Adviser shall report on its compliance with its Code to the Board and provide certification that it has adopted procedures reasonably necessary to prevent a violation of its Code. Upon the written request of the Trust, the Adviser shall permit the Trust, or its representatives to examine the reports required to be made to the Adviser under the Code. The Adviser will notify the Trust of any change of control of the Adviser and any changes in the key personnel who are either the portfolio manager(s) of a Fund or senior management of the Adviser, in each case prior to or promptly after such change.

         (e) The Adviser will maintain records relating to its portfolio transactions and placing and allocation of brokerage orders as are required to be maintained by the Trust under the 1940 Act. The Adviser shall prepare and maintain, or cause to be prepared and maintained, in such form, for such periods and in such locations as may be required by applicable law, all documents and records relating to the services provided by the Adviser pursuant to this Agreement required to be prepared and maintained by the Adviser or the Trust pursuant to applicable law. To the extent required by law, the books and records pertaining to the Trust which are in possession of the Adviser shall be the property of the Trust. The Trust, or its representatives, shall have access to such books and records at all times during the Adviser's normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided promptly by the Adviser to the Trust or its representatives.

         (f) The Adviser will cooperate with each Fund's independent public accountants and shall take reasonable action to make all necessary information available to the accountants for the performance of the accountants' duties.

         (g) The Adviser will provide each Fund's custodian and fund accountant on each business day with such information relating to all transactions concerning the Fund's assets as the custodian and fund accountant may reasonably require. In accordance with procedures adopted by the Board, the Adviser is responsible for assisting in the fair valuation of all Fund assets and will use its reasonable efforts to arrange for the provision of prices from parties who are not affiliated persons of the Adviser for each asset for which a Fund's fund accountant does not obtain prices in the ordinary course of business.

         (h) The Adviser shall authorize and permit any of its directors, officers and employees who may be elected as Trustees or officers of the Trust to serve in the capacities in which they are elected.

         (i) The Adviser shall have no duties or obligations pursuant to this Agreement (other than the continuation of its preexisting duties and obligations) during any period in which a Fund invests all (or substantially all) of its investment assets in a registered, open-end management investment company, or separate series thereof, in accordance with Section 12(d)(1)(E) under the 1940 Act.

         SECTION 4.  COMPENSATION; EXPENSES

         (a) In consideration of the foregoing, the Trust shall pay the Adviser, with respect to each Fund, a fee at an annual rate as listed in Appendix B hereto. Such fees shall be accrued by the Trust daily and shall be payable monthly in arrears on the first day of each calendar month for services performed hereunder during the prior calendar month. If fees begin to accrue in the middle of a month or if this Agreement terminates before the end of any month, all fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion that the period bears to the full month in which the effectiveness or termination occurs. Upon the termination of this Agreement with respect to a Fund, the Trust shall pay to the Adviser such compensation as shall be payable prior to the effective date of termination.

         (b) The Adviser shall reimburse expenses of each Fund or waive its fees to the extent necessary to maintain a Fund's expense ratio at an agreed-upon amount for a period of time specified in a separate letter of agreement. The Adviser's reimbursement of a Fund's expenses shall be estimated and paid to the Trust monthly in arrears, at the same time as the Trust's payment to the Adviser for such month.

         (c) No fee shall be payable hereunder with respect to a Fund during any period in which the Fund invests all (or substantially all) of its investment assets in a registered, open-end, management investment company, or separate series thereof, in accordance with Section 12(d)(1)(E) under the 1940 Act.

         (d) The Trust shall be responsible for and assumes the obligation for payment of all of its expenses, including: (i) the fee payable under this Agreement; (ii) the fees payable to each administrator under an agreement between the administrator and the Trust; (iii) expenses of issue, repurchase and redemption of Shares; (iv) interest charges, taxes and brokerage fees and commissions; (v) premiums of insurance for the Trust, the Trustees and officers and fidelity bond premiums; (vi) fees and expenses of third parties, including the Trust's independent accountant, custodian, transfer agent, dividend disbursing agent and fund accountant; (vii) fees of pricing, interest, dividend, credit and other reporting services; (viii) costs of membership in trade associations; (ix) telecommunications expenses; (x) funds transmission expenses;
(xi) auditing, legal and compliance expenses; (xii) costs of forming the Trust and maintaining its existence; (xiii) costs of preparing, filing and printing the Trust's Prospectuses, subscription application forms and shareholder reports and other communications and delivering them to existing shareholders, whether of record or beneficial; (xiv) expenses of meetings of shareholders and proxy solicitations therefor; (xv) costs of reproduction, stationery, supplies and postage; (xvi) fees and expenses of the Trust's Trustees and officers; (xvii) the costs of personnel (who may be employees of the Adviser, an administrator or their respective affiliated persons) performing services for the Trust; (xviii) costs of the Board, Board committees, and other corporate meetings; (xix) SEC registration fees and related expenses; (xx) state, territory or foreign securities laws registration fees and related expenses; and (xxi) all fees and expenses paid by the Trust in accordance with any distribution or service plan or agreement related to similar manners.

         SECTION 5.  STANDARD OF CARE

         The Trust shall expect of the Adviser, and the Adviser will give the Trust the benefit of, the Adviser's best judgment and efforts in rendering its services to the Trust. The Adviser shall not be liable hereunder for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, the Adviser against any liability to the Trust or to the Trust's security holders to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Adviser's duties hereunder, or by reason of the Adviser's reckless disregard of its obligations and duties hereunder ("Disabling Conduct").

         (b) The Trust will indemnify the Adviser against and hold it harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) ("Losses") resulting from any claim, demand, action or suit not resulting from Disabling Conduct by the Adviser. Indemnification shall be made only following: (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Adviser was not liable by reason of Disabling Conduct or (ii) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the Adviser was not liable by reason of Disabling Conduct by (a) the vote of a majority of a quorum of directors of the Trust who are neither "interested persons" of the Trust nor parties to the proceeding ("disinterested non-party directors") or (b) an independent legal counsel in a written opinion. The Adviser shall be entitled to advances from the Trust for payment of the reasonable expenses incurred by it in connection with the matter as to which it is seeking indemnification in the manner and to the fullest extent permissible under applicable law. The Adviser shall provide to the Trust a written affirmation of its good faith belief that the standard of conduct necessary for indemnification by the Trust has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met.

         (c) The Adviser agrees to indemnify and hold harmless the Trust, its employees, agents, trustees and officers ("Indemnified Parties") against any and all losses incurred by an Indemnified Party in connection with any Disabling Conduct of the Adviser.

         (d) The Adviser shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control including, without limitation, acts of civil or military authority, national emergencies, labor difficulties (other than those related to the Adviser's employees), fire, mechanical breakdowns, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

         SECTION 6.  EFFECTIVENESS, DURATION AND TERMINATION

         (a) This Agreement shall become effective with respect to a Fund on the date above after approval by (1) a majority of the outstanding voting securities of that Fund and (2) a majority of the Board who are not interested parties of the Trust.

         (b) This Agreement shall remain in effect with respect to a Fund for a period of two years from the date of its effectiveness and shall continue in effect for successive annual periods with respect to the Fund; provided that such continuance is specifically approved at least annually (i) by the Board or by the vote of a majority of the outstanding voting securities of the Fund, and, in either case, (ii) by a majority of the Trust's Trustees who are not parties to this Agreement or interested persons of any such party (other than as Trustees of the Trust); provided further, however, that if the continuation of this Agreement is not approved as to a Fund, the Adviser may continue to render to that Fund the services described herein in the manner and to the extent permitted by the 1940 Act and the rules and regulations thereunder until such time as a new adviser is selected.

         (c) This Agreement may be terminated with respect to a Fund at any time, without the payment of any penalty, (i) by the Board or by a vote of a majority of the outstanding voting securities of the Fund on sixty (60) days' written notice to the Adviser or (ii) by the Adviser on sixty (60) days' written notice to the Trust. This Agreement shall terminate immediately upon its assignment.

         SECTION 7.  ACTIVITIES OF THE ADVISER

         The Adviser and its officers may act and continue to act as investment managers for others, and nothing in this Agreement shall in any way be deemed to restrict the right of the Adviser to perform investment management or other services for any other person or entity, and the performance of such services for others shall not be deemed to violate or give rise to any duty or obligation to the Trust or each Fund.

         Nothing in this Agreement shall limit or restrict the Adviser or any of its partners, officers, affiliates or employees from buying, selling or trading in any securities for its or their own account. The Trust acknowledges that the Adviser and its partners, officers, affiliates, employees and other clients may, at any time, have, acquire, increase, decrease, or dispose of positions in investments which are at the same time being acquired or disposed of for each Fund. The Adviser shall have no obligation to acquire for a Fund a position in any investment which the Adviser, its partners, officers, affiliates or employees may acquire for its own or their own accounts or for the account of another client, so long as it continues to be the policy and practice of the Adviser not to intentionally favor or disfavor any client or class of clients in the allocation of investment opportunities so that, to the extent practical, such opportunities will be allocated among clients on a fair and equitable basis.

         The Adviser agrees that this Section 7 does not constitute a waiver by the Trust of the obligations imposed upon the Adviser to comply with Sections 17(d) and 17(j) of the 1940 Act, and the rules thereunder, or the obligations imposed upon the Adviser under Section 206 of the Investment Advisers Act of 1940 and the rules thereunder. Further, the Adviser agrees that this Section 7 does not constitute a waiver by a Fund of the fiduciary obligation of the Adviser arising under federal or state law, including Section 36 of the 1940 Act. The Adviser agrees that this Section 7 shall be interpreted consistent with the provisions of Section 17(i) of the 1940 Act.

         SECTION 8.  REPRESENTATIONS OF ADVISER

         The Adviser represents and warrants to the Trust that:

         (a) It is either registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act") (and will continue to be so registered for so long as this Agreement remains in effect) or exempt from registration under the Advisers Act;

         (b) It is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement;

         (c) It has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; and

         (d) It will promptly notify the Trust of the occurrence of any event that would disqualify the Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

         SECTION 9.  SUBADVISERS

         At its own expense, the Adviser may carry out any of its obligations under this Agreement by employing, subject to the direction and control of the Board, one or more persons who are registered as investment advisers pursuant to the Advisers Act or who are exempt from registration thereunder ("Subadvisers"). Each Subadviser's employment will be evidenced by a separate written agreement approved by the Board and, if required, by the shareholders of the applicable Fund. The Adviser shall not be liable hereunder for any act or omission of any Subadviser, except to exercise good faith in the employment of the Subadviser and except with respect to matters as to which the Adviser assumes responsibility in writing.

         SECTION 10.  LIMITATION OF SHAREHOLDER AND TRUSTEE DIRECTOR LIABILITY

         The Trustees of the Trust and the shareholders of each Fund shall not be liable for any obligations of the Trust or of any Fund under this Agreement, and the Adviser agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Fund to which the Adviser's rights or claims relate in settlement of such rights or claims, and not to the Trustees of the Trust or the shareholders of the Funds.

          SECTION 11.  RIGHTS TO NAME AND MARK

         The Trust acknowledges the Adviser's ownership and right to control the use of its name, Trillium Asset Management Corporation (the "Name"), and the service mark The Advocacy Fund (the "Mark"). From time to time the Adviser may, as it deems appropriate, make available without charge to the Trust for the Trust's use as the name of a Fund, any other marks or symbols owned by the Adviser, including marks or symbols containing the Name or Mark or any variation thereof, and each such mark or symbol used as the name of a Fund shall be deemed to be a "Mark" hereunder. The Trust shall use the Name and all Marks only in connection with a Fund for which the Adviser acts as investment adviser and all use of the Name and all Marks shall inure to the benefit of the Adviser. If the Adviser ceases to act as investment adviser to the Trust or any Fund whose name includes the Name or a Mark, or if the Adviser requests in writing, the Trust shall take prompt action to change the name of any such Fund to a name that does not include the Name or a Mark. The Trust acknowledges that any rights in or to the Name and Marks which may exist on the date of this Agreement or arise hereafter are, and under any and all circumstances shall continue to be, the sole property of the Adviser. The Adviser may permit other parties, including other investment companies, to use the Name or a Mark in their names without the consent of the Trust. The Trust shall only use the Name or a Mark in connection with a Fund.

         SECTION 12.  MISCELLANEOUS

         (a) No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto and, if required by the 1940 Act, by a vote of a majority of the outstanding voting securities of any Fund thereby affected.

         (b) No amendment to this Agreement or the termination of this Agreement with respect to a Fund shall affect this Agreement as it pertains to any other Fund, nor shall any such amendment require the vote of the shareholders of any other Fund.

         (c) Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement.

         (d) This Agreement shall be governed by, and the provisions of this Agreement shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

         (e) This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

         (f) This Agreement may be executed by the parties hereto in any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

         (g) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid. This Agreement shall be construed as if drafted jointly by both the Adviser and Trust and no presumptions shall arise favoring any party by virtue of authorship of any provision of this Agreement.

         (h) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

         (i) Notices, requests, instructions and communications received by the parties at their respective principal places of business, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

         (j) Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each series of the Trust are separate and distinct from the assets and liabilities of each other series and that no series shall be liable or shall be charged for any debt, obligation or liability of any other series, whether arising under this Agreement or otherwise.

         (k) No affiliated person, employee, agent, director, officer or manager of the Adviser shall be liable at law or in equity for the Adviser's obligations under this Agreement.

         (l)  The  terms  "vote  of  a  majority  of  the   outstanding   voting
securities,"   "interested   person,"   "affiliated   person,"   "control"   and
"assignment" shall have the meanings ascribed thereto in the 1940 Act.

         (m) Each of the undersigned warrants and represents that they have full power and authority to sign this Agreement on behalf of the party indicated and that their signature will bind the party indicated to the terms hereof and each party hereto warrants and represents that this Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the party, enforceable against the party in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                         FORUM FUNDS


                                         By:/s/ David I. Goldstein

                                         David I. Goldstein
                                           Vice President

                                         TRILLIUM ASSET MANAGEMENT CORPORATION



                                         /s/ Joan Bavaria

                                         Joan Bavaria
                                           President

                                   FORUM FUNDS

                          INVESTMENT ADVISORY AGREEMENT

                                      WITH

                      TRILLIUM ASSET MANAGEMENT CORPORATION

                                   Appendix A

                               Funds of the Trust

                                The Advocacy Fund

                                         FORUM FUNDS

                                        By:/s/ David I. Goldstein

                                         David I. Goldstein
                                           Vice President

                                         TRILLIUM ASSET MANAGEMENT CORPORATION



                                         /s/ Joan Bavaria

                                         Joan Bavaria
                                           President

                                   FORUM FUNDS

                          INVESTMENT ADVISORY AGREEMENT

                                      WITH

                      TRILLIUM ASSET MANAGEMENT CORPORATION

                                   Appendix B

                                Fees and Expenses

                                             Fee as a % of the Annual

Funds of the Trust                     Average Daily Net Assets of the Fund

The Advocacy Fund                                      0.65